Exhibit (j) under Form N-1A
                                             Exhibit 23 under Item 601/ Reg. S-K






CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 72 to the Registration Statement (Form N-1A, No. 33-20673) of MTB Group of Funds and to the incorporation by reference of our report dated February 15, 2007 on MTB Managed Allocation Fund - Conservative Growth II, MTB Managed Allocation Fund - Moderate Growth II, MTB Managed Allocation Fund - Aggressive Growth II, MTB Large Cap Value Fund II and MTB Large Cap Growth Fund II (five of the portfolios constituting MTB Group of Funds) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2006.


/s/ ERNST & YOUNG, LLP

Boston, Massachusetts
April 24, 2007